Exhibit 99.3

Notice of Guaranteed Delivery

To Offer to Exchange Each Outstanding Share of Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

MIDWEST AIR GROUP, INC.

for $15.00 consisting of

$9.00 in Cash and

0.5842 of a Share of AirTran Holdings, Inc. Common Stock

by

Galena Acquisition Corp., a wholly owned subsidiary of

AIRTRAN HOLDINGS, INC.

Pursuant to the Prospectus dated May 11, 2007

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MAY 16, 2007, UNLESS THE OFFER IS EXTENDED. SECURITIES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

The exchange agent for the offer is:

The Bank of New York

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York	The Bank of New York	The Bank of New York
Midwest Air Group, Inc.	Midwest Air Group, Inc.	Reorganization Services
P.O. Box 859208	161 Bay State Drive	101 Barclay Street
Braintree, MA 02185-9208	Braintree, MA 02184	Receive and Deliver Window
Street Level
New York, NY 10286

By Facsimile

(for Guarantees of Delivery):

(781) 380-3388

For Facsimile Confirmation Call:

(781) 843-1833 ext. 0

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates evidencing Midwest Shares of common stock, together with the Series A Junior Participating Preferred Stock Purchase Rights (the “Midwest Shares”), of Midwest Air Group, Inc., a Wisconsin corporation (“Midwest”), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the “Exchange Agent”) on or prior to the expiration date (as defined in the Prospectus, dated May 11, 2007 (the “Prospectus”)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Exchange Agent. See the section captioned “The Offer—Guaranteed Delivery” of the Prospectus.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR MIDWEST SHARES TO THE EXCHANGE AGENT WITHIN THE PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Galena Acquisition Corp., a Delaware corporation and wholly owned subsidiary of AirTran Holdings, Inc., a Nevada corporation (“AirTran”), upon the terms and subject to the conditions set forth in the Prospectus, dated May 11, 2007, and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Midwest Shares set forth below pursuant to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Offer—Guaranteed Delivery”).

Number of Shares Tendered:

Certificate Numbers (if available):

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account Number:

Name(s) of Record Holders:

(Please Print)

Address(es):

(Include Zip Code)

Area Code and Telephone Number:

SIGN HERE:

(Signature(s))

Date:

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THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to Be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Midwest Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Midwest Shares complies with Rule 14e-4 and (c) delivery to the Exchange Agent of the Midwest Shares tendered hereby, in proper form of transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents within three New York Stock Exchange trading days of the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and certificates for shares of AirTran Common Stock to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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